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                                                  EHXIBIT 10.12

                         APPENDIX G

                  ENSERCH EXPLORATION, INC.
                 DEFERRED COMPENSATION PLAN

     THIS PLAN, made and executed at Dallas, Texas by Enserch Exploration, Inc., a Texas corporation (the
"Company"), is being established primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Company and its participating affiliates.

                         ARTICLE I.

                         DEFINITIONS

     Section 1.1    Definitions.   Unless the context
clearly indicates otherwise, when used in this Plan:

          (a)  "Account" means a Participant's Deferral
     Account and/or Employer Account, as the case may be.

          (b) "Adjustment Date" means the last day of each calendar quarter and such other dates as the Administrative Committee in its discretion may prescribe.

          (c) "Affiliated Company" means any corporation or organization which together with the Company would be treated as a single employer under Section 414 of the Code.

          (d)  "Administrative Committee" means the
     committee designated pursuant to Section 2.1 to administer this Plan.

          (e) "Change of Control" means a change in control of the Company after the Transaction Date of a nature that would be required to be reported in response to Item l(a) of the Securities and Exchange Commission Form 8-K, as in effect on the date hereof, pursuant to
     Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or would have been required to be so reported but for the fact that such event had been "previously reported" as that term is defined Rule 12b-2 of Regulation 12B under the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any Person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities ordinarily (apart from rights accruing under special circumstances) having the right to vote at elections of directors, ("Voting Securities"), or (ii) individuals who constitute the Board of Directors of the Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii), considered as though such person were a member of the Incumbent Board, or (iii) a recapitalization of the Company occurs which results in either a decrease by 33% or more in the aggregate percentage ownership of Voting Securities held by Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants) or an increase in the aggregate percentage ownership of Voting Securities held by non-Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants) to greater than 50%, or (iv) the shareholders of the Company have approved an agreement to merge or consolidate with or into another Person or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including a plan of liquidation) to a Person. For purposes of this subsection (e), the term "Person" shall mean and include any individual, corporation, partnership, group, association or other "person", as such term is used in Section 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any subsidiary thereof, and the term "Independent Shareholder" shall mean any shareholder of the Company except any employee(s) or director(s) of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any subsidiary thereof.

          (f)  "Code" means the Internal Revenue Code of
     1986, as amended from time to time.

          (g)  "Company" means Enserch Exploration, Inc., a
     Texas corporation, and its successors.

          (h)  "Compensation Committee" means the
     Compensation Committee of the Board of Directors of the Company.

          (i)  "Deferral Account" means the account
     established and maintained on the books of an Employer to record a Participant's interest under this Plan attributable to amounts credited to such Participant pursuant to Sections 3.1, 3.2, and 3.3.

          (j)  "Disability" means total and permanent
     disability of the Participant as determined under the provisions of his or her Employer's group long-term disability plan.

          (k)  "Effective Date" means July 1, 1997.

          (l)  "Election Period" means such period
     immediately prior to the beginning of a Plan Year (or, with respect to the Short Plan Year, the period immediately prior to the Effective Date) specified by the Administrative Committee for the making of deferral elections for such Plan Year pursuant to Sections 3.1 and 3.2.

          (m) "Eligible Employee" means any employee of an Employer who is one of a select group of management or highly compensated employees and (i) whose annual base salary equals or exceeds $125,000 or (ii) whose annual base salary equals or exceeds $100,000 and whose position is of significant impact on the operations of his or her Employer as determined by the Administrative Committee in its absolute discretion.

          (n)  "Employer" includes the Company and any
     Affiliated Company which adopts this Plan with the consent of the Compensation Committee in accordance with Section 6.4.

          (o)  "Employer Account" means the account
     established and maintained on the books of an Employer to record a Participant's interest under this Plan attributable to amounts credited to such Participant pursuant to Section 3.4.

          (p) "Net Amount Payable" means the amount that otherwise would be payable in cash to a Participant absent a deferral election under Section 3.2.

          (q) "Participant" means an Eligible Employee or former Eligible Employee for whom an Account is being maintained under this Plan.

          (r)  "Plan" means this Enserch Exploration, Inc.
     Deferred Compensation Plan, as in effect from time to time on and after the Effective Date.

          (s)  "Plan Year" means each calendar year
     commencing after the Short Plan Year.

          (t) "Retirement Age" means the age used as the retirement age for the Participant under Section 216(l) of the Social Security Act.

          (u) "Short Plan Year" means the period commencing on the Effective Date and ending on December 31, 1997.

          (v) "Transaction Date" means the date of the distribution of all shares of stock of the Company owned by ENSERCH Corporation to the shareholders of ENSERCH Corporation.

                         ARTICLE II.

                     PLAN ADMINISTRATION

     Section 2.1 Administrative Committee. This Plan shall be administered by an Administrative Committee composed of at least three individuals appointed by the Compensation Committee. Each member of the Administrative Committee so appointed shall serve in such office until his or her death, resignation or removal by the Compensation Committee. The Compensation Committee may remove any member of the Administrative Committee at any time by giving written notice thereof to the members of the Administrative Committee. Vacancies shall likewise be filled from time to time by the Compensation Committee. The Administrative Committee shall have discretionary and final authority to interpret and implement the provisions of the Plan, including without limitation, authority to determine eligibility for benefits under the Plan. The Administrative Committee shall act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting. The Administrative Committee may adopt such rules and procedures for the administration of the Plan as are consistent with the terms hereof and shall keep adequate records of its proceedings and acts. Every interpretation, choice, determination or other exercise by the Administrative Committee of any power or discretion given either expressly or by implication to it shall be conclusive and binding upon all parties having or claiming to have an interest under the Plan or otherwise directly or indirectly affected by such action, without restriction, however, on the right of the Administrative Committee to reconsider and redetermine such action.

     Section 2.2 Independent Committee. Any provision of this Plan to the contrary notwithstanding, on and after the date of a Change of Control, the Independent Committee appointed by the Compensation Committee pursuant to the provisions of the Enserch Exploration, Inc. Deferred Compensation Trust shall be responsible for the administration of this Plan and shall have all of the powers, duties, responsibilities and obligations of the Administrative Committee as provided hereunder.

                        ARTICLE III.

              DEFERRED COMPENSATION PROVISIONS

     Section 3.1 Compensation Deferral Election. During the Election Period prior to the beginning of each Plan Year (and the Short Plan Year), an Eligible Employee may elect to have the payment of an amount of up to 50% of the annual base salary otherwise payable by an Employer to such Eligible Employee for such Plan Year (or the Short Plan
Year) deferred for payment in the manner and at the time specified in Article IV; provided, however, that the minimum amount that may be deferred by an Eligible Employee for a Plan Year pursuant to this Section 3.1 is $5,000 (or such other amount as shall be determined by the Administrative Committee in its discretion. The amount of annual base salary a Participant elects to defer pursuant to this
Section 3.1 shall be deducted from the Participant's pay in substantially equal amounts over all pay periods during the Plan Year (or Short Plan Year). All elections made pursuant to this Section 3.1 shall be made in writing on a form prescribed by and filed with the Administrative Committee and shall be irrevocable; provided, however, that effective as of the first day of any calendar quarter during a Plan Year, an Eligible Employee may revoke his or her deferral election and thereby suspend further salary deferrals for the remainder of such Plan Year by providing written notice thereof to the Administrative Committee no later than 15 days prior to the effective date of such suspension. Any Eligible Employee who so suspends his or her salary deferrals pursuant to this Section shall not be permitted to elect future salary deferrals pursuant to this Section to be effective earlier than the first day of the next Plan Year.

     Section 3.2 Bonus Deferral Election. During the Election Period prior to the beginning of the Short Plan Year, an Eligible Employee may elect to have the payment of an amount up to 100% of the cash portion of any future bonus otherwise payable by an Employer during such Plan Year and any future bonus otherwise payable with respect to services to be performed by such Eligible Employee during such Plan Year deferred for payment in the manner and at the time specified in Article IV. During the Election Period prior to the beginning of each Plan Year, an Eligible Employee may elect to have the payment of an amount up to 100% of the cash portion of any future bonus otherwise payable by an Employer with respect to services to be performed by such Eligible Employee during such Plan Year deferred for payment in the manner and at the time specified in Article IV. Any provision of this Plan to the contrary notwithstanding, (i) the minimum amount that maybe deferred by an Eligible Employee for a Plan Year (or Short Plan Year) pursuant to this Section 3.2 shall be $5,000 (or such other amount as shall be determined by the Administrative Committee in its discretion) unless such Eligible Employee elects to defer in the same Plan Year (or Short Plan Year) at least $5,000 (or such other amount as shall be determined by the Administrative Committee in its discretion) pursuant to
Section 3. 1, and (ii) in no event shall the amount deferred by a Participant pursuant to this Section 3.2 exceed the Net Amount Payable to such Participant. All elections made pursuant to this Section 3.2 shall be made in writing on a form prescribed by and filed with the Administrative Committee and shall be irrevocable.

     Section 3.3 Deferred Compensation Awards. The President of the Company may enter into A Deferred Compensation Award Agreements' with such Eligible Employees as may from time to time be approved by the Compensation Committee. Such Agreements shall provide for the grant of a deferred compensation award, either fixed as to amount or determinable pursuant to a formula, to the Eligible Employee subject to such vesting requirements, including performance criteria, as shall be approved by the Compensation Committee.

     Section 3.4 Employer Contributions. For each Plan Year (and the Short Plan Year) each Employer shall credit to the Employer Accounts as an Employer contribution such amount, if any, to be determined by the Compensation Committee. Any Employer contribution so determined for a Plan Year shall be credited to Participants' Employer Accounts at the time and in the manner described in Section 3.5.

     Section 3.5    Accounts and Allocations.

     (a) An Employer shall establish and maintain on its books a Deferral Account and an Employer Account for each Eligible Employee employed by such Employer who elects to participate in this Plan. Each such Account shall be designated by the name of the Participant for whom it is established. The Administrative Committee may require separate subaccounts to be maintained within a Participant's Deferral Account and Employer Account.

     (b)  Any amount deferred for a Participant pursuant to
Section 3.1 and/or 3.2 shall be credited by the Employer to such Participant's Deferral Account as of the date such amount would otherwise have been paid to such Participant by such Employer. In addition, the amount of any deferred compensation award pursuant to Section 3.3 hereof which vests pursuant to the terms of a Deferred Compensation Award Agreement entered into with an Eligible Employee shall be credited to such Participant's Deferral Account as of the date of such vesting, if such individual is an Eligible Employee as of the date of vesting.

     (c) Any Employer contribution declared for a Plan Year pursuant to Section 3.4 shall be credited to the Employer Accounts of those Participants specified by the Compensation Committee at the time and in the manner determined by the Compensation Committee in its absolute discretion.

     (d) An Employer shall continue maintaining a Participant's Accounts as long as a positive balance remains credited to such Accounts.

     Section 3.6 Account Adjustments. As of each Adjustment Date, the amount credited to a Participant's Accounts as of the preceding Adjustment Date shall be adjusted by the net investment experience of such Accounts taking into account gain, loss and/or expenses incurred based on the experience of the investments selected by the Participant at the time and in the manner prescribed by the Administrative Committee for the investment of his or her Accounts, and then such amount shall be increased or decreased to take into account additional deferrals and contributions credited to and distributions made from such Accounts since such preceding Adjustment Date. The Administrative Committee shall have sole and absolute discretion with respect to the number and type of investment choices made available for selection by Participants pursuant to this Section, the timing of Participant elections and the method by which adjustments are made. The designation of investment choices by the Administrative Committee shall be for the sole purpose of adjusting Accounts pursuant to this Section and this provision shall not obligate the Employers to invest or set aside any assets for the payment of benefits hereunder; provided, however, that an Employer may invest a portion of its general assets in investments, including investments which are the same as or similar to the investment choices designated by the Administrative Committee and selected by Participants, but any such investments shall remain part of the general assets of such Employer and shall not be deemed or construed to grant a property interest of any kind to any Participant, designated beneficiary or estate. The Administrative Committee shall notify the Participants of the investment choices available and the procedures for making and changing investment elections.

     Section 3.7 Vesting. Subject to Section 4.5, all amounts credited to a Participant's Deferral Account shall be fully vested and nonforfeitable at all times. Any amounts attributable to Employer contributions made for a Plan Year pursuant to Section 3.4 which are credited to Participants' Employer Accounts shall be subject to such vesting schedule as the Compensation Committee shall establish for such contributions in its sole and absolute discretion; provided, however, that all amounts credited to Participants' Employer Accounts shall be 100% vested and nonforfeitable on and after the date of a Change of Control.

                         ARTICLE IV.

                          BENEFITS

     Section 4.1 Source of Benefit Payments. Benefit payments to be made with respect to a Participant's Accounts maintained pursuant to the Plan will be paid in cash and will be the obligation solely of the Employer maintaining such Accounts.

     Section 4.2 Amount of Benefit Payments. The amount payable from a Participant's Accounts shall be determined based upon the vested amount credited to such Accounts as of the Adjustment Date last preceding the date of payment plus any contributions and deferrals credited to and less any distributions or withdrawals made from such Accounts since such Adjustment Date. The amount of each payment made with respect to a Participant's Accounts and any forfeiture amounts applied pursuant to Section 4.5 shall be deducted from the balance credited to such Accounts at the time of payment or forfeiture.

     Section 4.3 Termination. Upon a Participant's termination of employment with an Employer or Affiliated Company for any reason other than death or transfer to employment with another Employer or Affiliated Company, the amount payable from such Participant's Accounts, as determined in accordance with Section 4.2, shall be paid by the Employer to such Participant (or, in the event of his or her subsequent death, to the beneficiary or beneficiaries designated by such Participant pursuant to Plan Section 4.6) in one of the following forms as elected by the Participant during the Participant's initial Election Period:

          (a)  a single lump sum to be paid as soon as
     practicable following the Participant's termination of employment or Retirement Age, as elected by the Participant; or

          (b)  if the amount payable from a Participant's
     Accounts is $50,000 or more as of the date of the Participant's termination of employment, annual installments over the period certain selected by the Participant not to exceed 15 years commencing in payment as soon as practicable following the Participant's termination of employment or Retirement
     Age, as elected by the Participant, with each annual installment equal to the Account balance multiplied by a fraction the numerator of which is one and the denominator of which is the number of payments remaining;

provided, however, that if a Participant who is entitled to a delayed lump sum or installment payments hereunder encounters an unforeseeable emergency (as determined in accordance with Section 4.7 hereof), the Administrative
Committee, in its absolute discretion, may direct the Employer to accelerate such portion of the delayed lump sum or installment payments as the Administrative Committee shall determine to be necessary to alleviate the severe financial hardship of the Participant caused by such unforeseeable emergency.

     Section 4.4 Death. Upon a Participant's termination of employment by reason of death, the amount payable from such Participant's Accounts, as determined in accordance with Section 4.2, shall be paid by the Employer to the beneficiary or beneficiaries designated by such Participant pursuant to Section 4.6 in one of the following forms as elected by the Participant during the Participant's initial Election Period:

          (c)  a single lump sum to be paid as soon as
     practicable following the Participant's death; or

          (d) if the amount payable from the Participant's Accounts is $50,000 or more as of the date of the Participant's death, annual installments over the period certain selected by the Participant not to exceed 15 years commencing in payment as soon as practicable following the Participant's death with each annual installment equal to the Account balance multiplied by a fraction the numerator of which is one and the denominator of which is the number of payments remaining;

provided, however, that if a beneficiary of a deceased
Participant who is entitled to installment payments hereunder encounters an unforeseeable emergency (as determined in accordance with Section 4.7 hereof), the Administrative Committee, in its absolute discretion, may direct the Employer to accelerate such portion of the installment payments as the Administrative Committee shall determine to be necessary to alleviate the severe financial hardship of the beneficiary caused by such unforeseeable emergency.

     Section 4.5    Option to Request Immediate Payout.  In
lieu of any other benefits or payments to be made pursuant to this Plan, each Participant (or beneficiary in the case of a deceased Participant) shall have the right at any time to elect a lump sum payment in an amount equal to:

          (a)  the amount payable from the Participant's
     Accounts, determined in accordance with Section 4.2, minus

          (b)  a forfeiture amount equal to 20% of (a)
     above, provided, however, that if the election is made on or within two years following the date a Change of Control occurs, such forfeiture amount shall be determined substituting 10% for 20%.

A Participant's election for an immediate payout pursuant to this Section must be in the form of a written notice provided to the Administrative Committee. The Administrative Committee shall notify any Employer maintaining a Participant's Accounts with respect to such Participant of the election and the amount so determined shall be paid to the Participant (or, in the case of a deceased Participant, to the beneficiary or beneficiaries designated by such Participant pursuant to Section 4.6) by the Employers no later than fifteen days following receipt of notice by the Administrative Committee. Any amount remaining credited to the Participant's Accounts shall be forfeited at the time payment is made.

     Section 4.6    Designation of Beneficiaries.  Any
amount payable under this Plan on account of the death of a Participant shall be paid when otherwise due hereunder to the beneficiary or beneficiaries designated by such Participant. Such designation of beneficiary or beneficiaries shall be made in writing on a form prescribed by and filed with the Administrative Committee and shall remain in effect until changed by such Participant by the filing of a new beneficiary designation form with the Administrative Committee. If a Participant fails to so designate a beneficiary, or in the event all of the designated beneficiaries are individuals who either predecease the Participant or survive the Participant but die prior to receiving the full amount payable under this Plan, any remaining amount payable under this Plan shall be paid to such Participant's estate when otherwise due hereunder.

     Section 4.7    Hardship Distributions.  If a
Participant encounters an unforeseeable emergency, the Administrative Committee in its absolute discretion may direct the Employer maintaining such Participant's Accounts to pay to such Participant and deduct from such Accounts such portion of the amount then credited to such Accounts (including, if appropriate, the entire amount determined in accordance with Section 4.2) as the Administrative Committee shall determine to be necessary to alleviate the severe financial hardship of such Participant caused by such unforeseeable emergency. For this purpose, an "unforeseeable emergency" shall be a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but in any case, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant's assets, to the extent liquidation of such assets would not itself cause severe financial hardship, or
(iii) by cessation of deferrals under the Plan. No distribution shall be made to a Participant pursuant to this
Section 4.7 unless such Participant requests such a distribution in writing and provides to the Administrative Committee such information and documentation with respect to his or her unforeseeable emergency as may be requested by the Administrative Committee.

     Section 4.8 Change of Distribution Form. Each Participant may elect at any time after a Participant's initial Election Period, but no more often than once during each calendar year, to change the distribution forms elected with respect to all amounts credited to such Participant's Accounts; provided, however, that such election shall not be effective unless made at least twelve months preceding the date of the Participant's termination of employment.

     Section 4.9 Accelerated Distribution of Reclassified Amounts. In the event that the Internal Revenue Service formally assesses a deficiency against a Participant on the grounds that an amount credited to such Participant's Accounts under this Plan is subject to federal income tax (the "Reclassified Amount") earlier than the time payment otherwise would be made to the Participant pursuant to this Plan, then the Administrative Committee shall direct the Employer maintaining such Participant's Accounts to pay to such Participant and deduct from such Accounts the Reclassified Amount. No payment made to a Participant pursuant to this Section 4.9 shall be subject to forfeiture as provided in Section 4.5 hereof.

                         ARTICLE V.

                  AMENDMENT AND TERMINATION

     Section 5.1 Amendment and Termination. The Compensation Committee shall have the right and power at any time and from time to time to amend this Plan, in whole or in part, on behalf of all Employers, and to terminate this Plan or any Employer's participation hereunder. Any amendment to or termination of this Plan shall be made by or pursuant to a resolution duly adopted by the Compensation Committee and shall be evidenced by such resolution or by a written instrument executed by such person as the Compensation Committee shall authorize for such purpose.
Any provision of this Plan to the contrary notwithstanding, no amendment to or termination of this Plan shall reduce the amounts actually credited to a Participant's Accounts as of the date of such amendment or termination, or further defer the dates for the payment of such amounts, without the consent of the affected Participant. Upon termination of this Plan, the Compensation Committee, in its sole discretion, may require the Administrative Committee to calculate final Account balances as of such Adjustment Date as it may prescribe, and direct each Employer to make immediate lump sum payments to each Participant (or beneficiary in the case of a deceased Participant) with respect to which such Employer maintains an Account in the amount determined to be credited to such Participant's Accounts as of such final Adjustment Date.

     Section 5.2    Change of Control.  The preceding
provisions of this Article to the contrary notwithstanding, no action taken on or after a Change of Control to amend or terminate this Plan shall be effective unless written consent thereto is obtained from a majority of the Participants.

                         ARTICLE VI.

                  MISCELLANEOUS PROVISIONS

     Section 6.1 Nature of Plan and Rights. This Plan is unfunded and maintained by the Employers primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Employers. The Accounts established and maintained under this Plan by an Employer are for its accounting purposes only and shall not be deemed or construed to create a trust fund or security interest of any kind for or to grant a property interest of any kind to any Participant, designated beneficiary or estate. The amounts credited by an Employer to Accounts maintained under this Plan are and for all purposes shall continue to be a part of the general assets and liabilities of such Employer, and to the extent that a Participant, designated beneficiary or estate acquires a right to receive a payment from such Employer pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of such Employer.

     Section 6.2 Spendthrift Provision. No Account balance or other right or interest under this Plan of a Participant, designated beneficiary or estate may be assigned, transferred or alienated, in whole or in part, either directly or by operation of law, and no such balance, right or interest shall be liable for or subject to any debt, obligation or liability of such Participant, designated beneficiary or estate.

     Section 6.3    Employment Noncontractual.  The
establishment of this Plan shall not enlarge or otherwise affect the terms of any Participant's employment with an Employer, and such Employer may terminate the employment of such Participant as freely and with the same effect as if this Plan had not been established.

     Section 6.4    Adoption by Other Employers.  With the
consent of the Compensation Committee, this Plan may be adopted by any Affiliated Company, such adoption to be effective as of the date specified by such Affiliated
Company at the time of adoption.

     Section 6.5 Claims Procedure. If any person (hereinafter called the "Claimant") feels that he or she is being denied a benefit to which he or she is entitled under this Plan, such Claimant may file a written claim for said benefit with the Administrative Committee. Within sixty days following the receipt of such claim the Administrative Committee shall determine and notify the Claimant as to whether he or she is entitled to such benefit. Such notification shall be in writing and, if denying the claim for benefit, shall set forth the specific reason or reasons for the denial, make specific reference to the pertinent provisions of this Plan, and advise the Claimant that he or she may, within sixty days following the receipt of such notice, in writing request to appear before the Administrative Committee or its designated representative for a hearing to review such denial. Any such hearing shall be scheduled at the mutual convenience of the Administrative Committee or its designated representative and the Claimant, and at any such hearing the Claimant and/or his or her duly authorized representative may examine any relevant documents and present evidence and arguments to support the granting of the benefit being claimed. The final decision of the Administrative Committee with respect to the claim being reviewed shall be made within sixty days following the hearing thereon, and Administrative Committee shall in writing notify the Claimant of said final decision, again specifying the reasons therefor and the pertinent provisions of this Plan upon which said final decision is based. The final decision of the Administrative Committee shall be conclusive and binding upon all parties having or claiming to have an interest in the matter being reviewed.

     Section 6.6 Reimbursement of Expenses. In the event that a dispute arises between a Participant or beneficiary and the Participant's Employer with respect to the payment of benefits hereunder and the Participant or beneficiary is successful in pursuing a benefit to which he or she is entitled under the terms of the Plan against the Participant's Employer or any other party in the course of litigation or otherwise and incurs attorneys' fees, expenses and costs in connection therewith, the Participant's Employer shall reimburse the Participant or beneficiary for the full amount of any such attorneys' fees, expenses and costs.

     Section 6.7 Withholding Tax. There shall be deducted from all amounts paid under this Plan any taxes required to be withheld by any Federal, state, local or other government. The Participant and/or his or her beneficiary (including his or her estate) shall bear all taxes on amounts paid under this Plan to the extent that no taxes are withheld, irrespective of whether withholding is required. The Participant will be required to pay to his or her Employer the amount of any federal, state or local taxes required by law to be withheld in connection with the Plan in the event that such Participant is not being paid by an Employer or amounts being paid by an Employer to such Participant are insufficient to satisfy any such withholding obligation.

     Section 6.8    Applicable Law.  This Plan shall be
governed and construed in accordance with the internal laws
(and not the principles relating to conflicts of laws) of the State of Texas, except where superseded by federal law.

     IN WITNESS WHEREOF, this Plan has been executed on this 13th day of August, 1997, to be effective as of the Effective Date.

                              Enserch Exploration, Inc.


                         By:    /s/ T. M Hamilton
                         Title:Chairman, President and Chief
                               Executive Officer

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